EXHIBIT 5.1

April 29, 2005

@Road, Inc.
47071 Bayside Parkway
Fremont, California 94538

RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

This opinion is furnished to @Road, Inc. (the “Company”) in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of up to 146,146 shares (the “Shares”) of common stock, par value $0.0001 (the “Common Stock”), issuable by the Company under the @Road, Inc. 2005 Stock Option Plan (the “Plan”).

We have based our opinion upon our review of the following records, documents, instruments and certificates:

(1)                                  The Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate”), certified by the Delaware Secretary of State as of April 25, 2005, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(2)                                  The Amended and Restated Bylaws of the Company (the “Bylaws”) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(3)                                  Records certified to us by an officer of the Company as constituting all records of proceedings and of actions of the Board of Directors and stockholders relating to the adoption of the Plan and the reservation of the Shares for issuance pursuant to the Plan;

(4)                                  The Plan; and

(5)                                  Information provided by the Company’s transfer agent as to the number of shares of Common Stock outstanding as of April 27, 2005.

In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies. This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable under the Plan may be adjusted automatically, as set forth in the terms of the Plan, such that the number of such shares, as so adjusted, may exceed the number of Company’s remaining authorized, but unissued shares of Common Stock following such adjustment.

Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plan is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued by the Company, will be validly issued, fully paid and nonassessable.

This opinion is rendered to you and is solely for your benefit and the benefit of your stockholders and purchasers of the Shares. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and in any amendment to it.

Very truly yours,

/s/ HELLER EHRMAN LLP